Exhibit 99.1

KULR Technology Group Awarded Critical Contract for Pioneering Space Battery Development

SAN DIEGO / GLOBENEWSWIRE / December 13, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, is pleased to announce it has been awarded an initial contract for the accelerated development, testing, and production of a leading-edge space battery for a prominent privately held space hardware and in-space services company.

Though specific terms of the contract remain confidential, the initial six figure engagement is anticipated to grow into a multi-million-dollar partnership for expanded production in 2024. The collaboration aligns well with the continued underlying expansion of the overall global space battery market, which according to Maximize Market Research in a report released last year, is expected to grow at a 6.5% CAGR and reach $5.66 billion by 2029.

This significant award demonstrates the aerospace industry’s continued confidence in KULR’s advanced battery design capabilities, particularly for critical applications in the defense and aerospace sectors. The cutting-edge battery will be a vital component for a CubeSat application intended for Department of Defense missions in both geostationary orbit ("GEO") and geostationary transfer orbit ("GTO"), where it will be instrumental in powering the satellite during eclipse periods.

KULR’s battery technology is not only radiation-hardened but also aligns with the company’s space-grade design methodology and stringent test protocols that meet NASA standards for manned spaceflight. The chosen 18650 lithium-ion cells for this project have successfully completed NASA’s EP-WI-036 initial lot acceptance. They will be further examined at KULR's automated cell screening facility, adhering to the comprehensive standards set forth in NASA's EP-WI-037. The company's expertise and innovation ensure the battery design is scalable, broadening its applicability for the expanding range of battery projects in satellite and crewed space missions. The design and development work for this project will be a collaborative effort between KULR's state-of-the-art facilities located in Webster, Texas, and San Diego, California.

With this project, KULR affirms its commitment to providing safe, reliable, and high-performance energy solutions for the most demanding environments in space. The potential for KULR’s contribution to space technology continues to grow, as does its role in advancing the boundaries of aerospace engineering and design.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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